Exhibit 99.2

Report of Independent Auditors

To the Chief Executive Officer of Ibeo Automotive Systems GmbH i.l.

Opinion

We have audited the financial statements of Ibeo Automotive Systems GmbH i.l. (the Company), which comprise the balance sheets as of December 31, 2021 and November 30, 2022, and the related statements of profit and loss for the year ended December 31, 2021, and for the period from January 1, 2022 to November 30, 2022, and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and November 30, 2022 and the results of its operations for the year ended December 31, 2021 and for the period from January 1, 2022 to November 30, 2022, in accordance with accounting principles generally accepted in Germany.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Adoption of Liquidation Basis of Accounting

As discussed in Notes A, B and C to the financial statements, the Company commenced bankruptcy proceedings on December 1, 2022. As a result, the Company changed its basis of accounting on January 1, 2021 from the going concern basis to a liquidation basis. Our opinion is not modified with respect to this matter.

Emphasis of Matter – Accounting Principles

As discussed in Note F to the financial statements, the Company prepares its financial statements in accordance with generally accepted accounting principles in Germany, which differ from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in sections 1 to 11 of Note F to the financial statements. Our opinion is not modified with respect to this matter.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in Germany, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

18 April 2023

Ibeo Automotive Systems GmbH i.l. (“in bankruptcy proceedings”), Hamburg/Germany,

Financial Statements under German GAAP

for the abridged reporting period from January 1 to November 30, 2022

Balance sheet of lbeo Automotive Systems GmbH i.l., Hamburg/Germany,

for the stub reporting period from January 1 to November 30, 2022

Assets	Nov. 30, 2022	Nov. 30, 2022	Dec. 31, 2021	Dec. 31, 2021
	EUR	EUR	EUR	EUR
A. Fixed assets
I. Intangible assets
1. Purchased industrial rights and similar rights and assets		1,269, 116.03		1,868,067.00

II. Property, plant and equipment
1. Technical equipment and machinery		549,015.62		771,794.00
2. Other equipment, operating and office equipment		2,184,525.84		2,769,963.23

		2,733,541.46		3,541,757.23

Ill. Long-term financial assets
Shares in affiliated companies		20,000.00		20,000.00

		4,022,657.49		5,429,824.23

B. Current assets
I. Inventories
1. Work in progress	4,813,141.12		4,675,511.12
less Advance payments received from orders	-4,813,141.12	0.00	-4.675.511.12	0.00

2. Merchandise		623,037.47		569,992.81

II. Receivables and other current assets
1. Trade receivables		804,223.27		524,855.09
2. Receivables from affiliated companies		800.00		307,923.47
3. Other assets		1,271,798.04		2,211,206.69

		2,076,821.31		3,043,985.25

III. Cash-in-hand and bank balances		2,288,954.58		1, 125,897.92

		4,988,813.36		4,739,875.98

C. Prepaid expenses		1,087,497.74		1,515,492.61

D. Deficit not covered by equity		141,683,110.08		86,746,922.05

		151,782,078.67		98,432,114.87

Equity and Liabilities	Nov. 30, 2022	Nov. 30, 2022	Dec. 31, 2021	Dec. 31, 2021
	EUR	EUR	EUR	EUR
A. Equity
I. Subscribed capital		35,323.00		35,323.00
II. Capital reserves		59,653,723.50		59,653,723.50
III. Revenue reserves Other revenue reserves		2,629,616.79		2,629,616.79
IV. Accumulated losses	-204,001,773.37		-149,065,585.34
Thereof: deficit not covered by equity	141,683,110.08	-62,318,663.29	86,746,922.05	-62,318,663.29

		0.00		0.00

B. Provisions Other provisions		15, 129,897.35		17,955,461.26

C. Liabilities
1. Liabilities to banks		0.00		62,968,386
2. Payments received on account of orders		339,303.16		417,066.32
3. Trade payables		5,829,720.65		4,324,606.74
4. Liabilities to affiliated companies		109,178,818.64		404,336.60
5. Liabilities to shareholders		9,375,750.00		9,000,000.00
6. Other liabilities		10,811,209.38		3,166,493.42

		135,534,801.83		80,280,889.17

D. Deferred income		1,117,379.49		195,764.44

		151,782,078.67		98,432,114.87

Statement of profit and loss of

lbeo Automotive Systems GmbH i.l., Hamburg/Germany,

for the stub reporting period from January 1 to November 30, 2022

	Jan-Nov 2022	2021
	EUR	EUR
1. Revenue	4,304,184.25	4,873,038.03
2. Increase in work in progress	137,630.00	5,282,715.12
3. Other operating income	1,010,296.87	5,617,166.48

	5,452,111.12	15,772,919.63

4. Cost of materials
a) Cost of purchased merchandise	1,965,762.67	1,556,291.42
b) Cost of purchased services	413,856.84	742,176.61

	2,379,619.51	2,298,468.03

5. Personnel expenses
a) Wages and salaries	23,251,246.10	29,894,601.64
b) Social security and post-employment benefit expenses thereof post-employment costs EUR 97,964.85 (Prior year: EUR 146 thousands)	5,242,919.49	5,506,655.22

	28,494,165.59	35,401,256.86

6. Depreciation, amortisation and Impairments
a) Amortisation and Impairments of intangible fixed assets and depreciation and Impairments of property, plant and equipment thereof Impairments EUR 0.00 (Prior year: EUR 49.059 thousands)	2,304,153.66	51,491,629.79
b) Depreciation of current assets, insofar as these exceed the depreciation common for a business corporation	72,611.96	1,342,177.00

	2,376,765.62	52,833,806.79

7. Other operating expenses	22,092,336.70	45,303,721.73

	-49,890,776.30	-120,064,333.78

8. Other interest and similar income	8,303.62	33,240.37
9. Impairments of long-term financial assets	0.00	267,807.85
10. Interest and similar expenses	5,049,142.35	3,469,483.69

11. Earnings after taxes	-54,931,615.03	-123,768,384.95
12. Other taxes	4,573.00	5,633.00

13. Loss for the year	-54,936,188.03	-123,774,017.95
14. Loss carry-forward	-149,065,585.34	-25,291,567.39

15. Accumulated losses	-204,001,773.37	-149,065,585.34

Notes of Ibeo Automotive Systems GmbH i.l. (“in bankruptcy proceedings”), Hamburg/Germany,

for the abridged reporting period from January 1 to November 30, 2022

A.	General notes

On account of the opening of the insolvency proceedings with resolution of the local court Hamburg dated December 1, 2022, the Company prepared annual financial statements for the stub reporting period from January 1 to November 30, 2022.

In contrast to the previous year, the accounting and valuation methods applied to the annual financial statements of Ibeo Automotive Systems GmbH i.l. (“in bankruptcy proceedings”), Hamburg, Germany (Hamburg District Court, HRB 111950), were based on the provisions of the German Commercial Code (HGB) for medium-sized companies and the relevant provisions of the German Limited Liability Companies Act (GmbHG).

The nature of expense format has been applied to the statement of profit and loss.

B.	Waiver of going-concern assumption

Following the notification by the main shareholder in September 2022 not to approve any further loan drawdowns on loans from the financing credit institution from the financing credit institution, Ibeo Automotive Systems GmbH i.l. filed a petition to open bankruptcy proceedings under self-administration on September 28, 2022. The Hamburg local court granted the petition on the same day. The bankruptcy proceedings were opened with resolution of Hamburg local court on December 1, 2022. Dr Tjark Thies, Hamburg/Germany, was appointed as administrator.

The company entered into a purchase agreement dated December 1, 2022, with MicroVision GmbH, Nuremberg/Germany, for the acquisition of certain assets, contracts and employees for a total purchase price of EUR 15.0 millions. The purchase agreement had economic effect as of December 1, 2022. The effectiveness of the purchase agreement was subject to the condition precedent of the approval of the German Federal Ministry of Economics and Climate Protection, which was granted on January 13, 2023. The purchase agreement was closed on January 31, 2023 with retrospective economic effect as of December 1, 2022.

As of the date of preparation of these financial statements, the ability of the Company to continue as a going concern is not probable. With the closing of purchase agreement as of January 31, 2023, the operations of the Company have effectively ceased, and the liquidation activities have commenced. Since the liabilities of the Company far exceed the assets to be liquidated, there is a material uncertainty regarding an orderly liquidation of the Company (as defined by German law), as this would most probably not be possible.

C.	Accounting principles

Due to the bankruptcy proceedings that commenced on December 1, 2022, and the subsequent discontinuation of the Company’s operating activities on January 31, 2023, the annual financial statements as of November 30, 2022 have been prepared on the basis of liquidation values, whereby the amortized cost represents the upper valuation limit. Accordingly, the annual financial statements have been prepared in accordance with the pronouncement of the Main Technical Committee of the Institute of Public Auditors in Germany (Institut der Wirtschaftsprüfer e.V.) “IDW RS HFA 17 - IDW Stellungnahme zur Rechnungslegung: Effects of a departure from the going concern premise on the annual financial statements under commercial law” of July 11, 2018. The deviation from the going concern principle resulted in expenses amounting to EUR 859 thousands (previous year: EUR 13,669 thousands).

Unless otherwise stated, the presentation, classification, recognition and measurement of the financial statements are consistent with those of the previous year.

Internally generated intangible assets are recognised when exercising the option under Sec. 248 (2) HGB, provided that the recoverability of these assets can be supported at the time the costs are incurred by means of discounted cash flow forecast. In prior years, these assets were recognised at production cost, direct material and manufacturing costs, and allocable overhead costs. If recoverability cannot be documented, the respective costs are expensed in the current account and inventories from prior years are impaired. As in the previous year, no additional amortisation of internally generated intangible assets was recognised in the year under review due to the deviation from the going concern principle.

Purchased intangible assets are recognised at acquisition cost less amortisation. Assets are amortized on a straight-line basis over the expected useful life. An average useful life of three years in average is assumed for purchased concessions, industrial rights and similar rights and assets.

Straight-line amortisation over the expected useful life was continued until the closing of the purchase agreement on January 31, 2023.

The residual carrying amount as of December 1, 2022 is covered by the pro rata net realizable value allocated as part of the purchase price allocation of the asset deal completed on January 31, 2023. The recoverability of the carrying amount was demonstrated by a retrospective valuation of the residual carrying amount as of November 30, 2022. Scheduled depreciation has been maintained.

Property, plant and equipment is measured at acquisition cost less depreciations on a straight-line basis over the assumed useful life. The useful life of buildings and of technical equipment and machinery is twelve years on average, and for other equipment of four, six or eight years on average depending on the asset class. Low-value items with acquisition costs between EUR 250 and up to EUR 800 are fully expensed in the year of acquisition.

Straight-line amortisation over the expected useful life was continued until the closing of the purchase agreement on January 31, 2023.

Long-term financial assets are stated at lower of acquisition cost or realizable value in the event of the liquidation of the affiliated companies (liquidation value).

Work in progress is measured at the lower of production costs or fair value on balance sheet date, which is corresponding to the values under liquidation accounting. The production costs include direct and indirect costs of materials as well as direct manufacturing costs and manufacturing overheads. The costs of general administration as well as adequate amounts for the fringe benefits of the Company, including voluntary social benefits and for the Company’s pension scheme were capitalised in accordance with Sec. 255 (2) sentence 3 HGB. The deviation from the going concern principle did not have a significant quantitative impact, as the financial statements had already been prepared in the previous year under the assumption of the deviation from the going concern principle (previous year: expense of EUR 1,342 thousands).

Merchandise is measured at acquisition cost including incidental acquisition costs or, in accordance with the strict lower-of-cost-or-market principle, at lower market prices on balance sheet date. All inventory risks resulting from longer than average storage periods, impaired marketability and lower replacement costs have been accounted for using appropriate impairments. Apart from retention of title as is customary in the trade, inventories are free from third-party rights. Lower liquidation values led to impairment losses amounting to EUR 72 thousands (previous year: nil).

The purchase agreement provides for the sale of almost all inventories with economic effect as of December 1, 2022. The Company conducted a physical inventory for this purpose at the end of November 2022. Therefore, it was not necessary to consider lower liquidation values.

Receivables and other current assets are recognised at nominal value. To cover the risk of default on bad debt, appropriate specific allowances are made where necessary. Therefore, it was not necessary to consider lower liquidation values.

Cash and cash equivalents are measured at nominal value.

Amounts paid in advance for costs to be recognized after the balance sheet date are shown as prepaid. All prepaid expenses were reversed through profit or loss to the extent that the underlying contractual relationships were not transferred to MicroVision GmbH and would only have been utilized after the discontinuation of business activities on January 31, 2023. The deviation from the going concern principle led to recognition of additional expenses amounting to EUR 222 thousands (previous year: expense of EUR 2 thousands).

The other provisions cover all risks and contingent liabilities identifiable as at the reporting date and have been measured at settlement value on the basis of sound business judgement. Future price and cost increases are taken into account, provided that there are sufficient objective indications that these will occur.

In addition, all obligations that will inevitably follow due to the discontinuation of the Company’s business activities (i.e. will also arise in the future) and which the Company cannot avoid were recorded as provisions. These were, in particular, severance payments for employees as well as continued salary payments due to leave of absence. Pending transactions for which services to be rendered and the consideration to be received have the same value are not recognized in the balance sheet. The deviation from the going concern principle resulted in additional expenses amounting to EUR 564 thousands (previous year: EUR 12,325 thousands).

Liabilities are recognised at settlement amount.

For the purpose of calculating deferred taxes resulting from temporary or quasi-permanent differences between the values of assets and liabilities, prepaid expenses and deferred income recognised in the financial statements and the corresponding tax bases or due to tax loss carry forwards, they are valued at the company-specific tax rate at the time these differences reverse; any resulting tax charge and credit are not discounted. Deferred tax assets and liabilities are disclosed net. Any deferred tax surplus resulting from the offsetting is not capitalised in accordance with the accounting option exercised.

Receivables and liabilities denominated in foreign currency with a residual term of up to one year are translated using the spot rate in effect on reporting date. The translation effects disclosed within the notes to the statement of profit and loss include realised as well as also unrealised translation differences. However, the translated amount of receivables cannot exceed the settlement value under liquidation accounting.

Deferred income according to Sec. 250 (2) HGB represents income which has not been earned on the balance sheet date.

D.	Notes to the balance sheet and statement of profit and loss

I.	Balance sheet

1.	Fixed assets

The separate statement of movements in fixed assets is an integral part of the notes to the financial statements.

The internally generated intangible assets, which were impaired in the 2021 financial year, were disposed of in the stub reporting period 2022 due to the initiated bankruptcy proceedings.

For the stub reporting period from January 1 to November 30, 2022, external services purchased from third parties, and personnel and material costs attributable to projects were therefore expensed as research and development costs in the amount of EUR 10.8 millions and not capitalised.

The shares in affiliated companies were tested for impairment based on respective subsidiaries’ financial statements and forecasts. A loan to a subsidiary of EUR 250 thousands recorded under the loans to affiliated companies as well as the shares in this subsidiary of EUR 18 thousands were impaired in the prior year.

2.	Inventories

Impairments of EUR 1.3 million were recognised on work in progress from the prior year as a result of a lower fair value. The capitalised work in progress of EUR 4.8 million is already covered by down payments from customers and therefore offset against these payments received on account of orders. The payments received on account of orders were not subject to recoveries from the project partners.

3.	Receivables and other current assets

As in the prior year, receivables and other current assets have a residual term of up to one year.

As of November 30, 2022, specific allowances were made on all trade receivables not settled until the date of preparation of the annual financial statements.

Unchanged from the prior year, restricted other assets are disclosed in the amount of EUR 337 thousands is disclosed under the other assets. These are contractually agreed deposits that were not yet due for repayment on the balance sheet date. At the time the annual financial statements were prepared, there were no indications to suggest that the value of the security deposits was not recoverable.

The receivables from affiliated companies (EUR 1 thousand; prior year: EUR 308 thousands) exclusively result from trade receivables that were completely settled until the date of preparation of the annual financial statements.

4.	Prepaid expenses

The prepaid expenses (EUR 1,087 thousands; prior year: EUR 1,515 thousands) exclusively comprise prepayments for expenses for future periods, but at most until the discontinuation of the business activities on January 31, 2023. Included are licenses, insurances as well as other fees and contributions.

5.	Other provisions

Other provisions include provisions for personnel-related obligations (EUR 9,526 thousands; prior year: EUR 7,400 thousands).

In addition, payments received on account of orders of EUR 136 thousands (prior year: EUR 3,873 thousands) were reclassified to the other provisions. The provision for an onerous contract of prior year amounting to EUR 5,483 thousands was fully used.

6.	Liabilities

The maturity of the liabilities are as follows (prior period numbers are presented in brackets):

		Maturity, thereof
		Total	up to 1 year	one to five years	of more than 5 years
		EUR	EUR	EUR	EUR
		thousands	thousands	thousands	thousands
1.	Liabilities to banks	0	0	0	0
	(Prior year)	(62,968)	(62,968)	(0)	(0)
2.	Payments received on account of orders	339	339	0	0
	(Prior year)	(417)	(417)	(0)	(0)
3.	Trade payables	5,830	5,830	0	0
	(Prior year)	(4,325)	(4,325)	(0)	(0)
4.	Liabilities to affiliated companies	109,179	109,179	0	0
	(Prior year)	(404)	(404)	(0)	(0)
5.	Liabilities to shareholders	9,376	9,376	0	0
	(Prior year)	(9,000)	(9,000)	(0)	(0)
6.	Other liabilities	10,811	10,811	0	0
	(Prior year)	(3,167)	(3,167)	(0)	(0)
	thereof taxes	1,647	1,647	0	0
	(Prior year)	(744)	(744)	(0)	(0)
	thereof related to social security	1,046	1,046	0	0
	(Prior year)	(119)	(119)	(0)	(0)

	Total	135,535	135,535	0	0
	(Prior year)	(80,281)	(80,281)	(0)	(0)

All liabilities presented above are unsecured at December 31, 2021 and November 30, 2022.

Trade payables are secured by customary retentions of title for deliveries of fixed assets and goods.

The liabilities to shareholders include shareholder loans including interest liabilities of EUR 3,126 thousands (prior year: EUR 3,000 thousands). As of November 30, 2022, there is also a convertible bond including accrued interest expenses in the amount of EUR 6,250 thousands (prior year: EUR 6,000 thousands). Ibeo grants of the convertible bondholder the right to convert the EUR 6 millions convertible bonds into shares of the company with a nominal value of EUR 1.00 during the exercise period, whereby the conversion ratio depends on the valuation of the shares at the time of conversion.

The bonds are convertible for the first time after May 31, 2022 if the legal requirements are met and the contractual provisions are observed. If no conversion takes place, half of the convertible bond is due for repayment on December 30, 2022, and half on December 30, 2024. Due to the insolvency proceedings that commenced on December 1, 2022, the convertible bond could not be repaid on December 30, 2022, and no repayment is expected for December 30, 2024, as the Company sold its significant assets effective January 31, 2023.

Liabilities to affiliated companies include amounts previously reported as liabilities to banks in the amount of EUR 108,895 thousands (previous year: EUR 62,968 thousands).

On October 12, 2022, the bank terminated all loans and the working capital credit line without notice and called in all outstanding amounts for immediate repayment. A company in the group of the Company’s principal shareholder was called upon by the bank under a guarantee and settled the outstanding loans plus interest on November 8, 2022. Since then, the guarantor has had a subordinated right of recourse against the Company.

In addition, as in the previous year, liabilities to affiliated companies relate to trade accounts payable.

The other liabilities include tax liabilities and liabilities related to social security totalling EUR 1,647 thousands (prior year: EUR 744 thousands) and EUR 1,046 thousands (prior year: EUR 119 thousands), respectively.

II.	Statement of profit and loss

1.	Revenue

An analysis of revenue by business segments is as follows:

	Jan. 1 to Nov. 30, 2022		2021
	EUR thousands	%	EUR thousands	%
NEXT Series	268	6%	795	16%
Scala Series	1,093	25%	750	15%
Reference Systems	1,542	36%	1,864	38%
Prototype Sales	541	13%	803	17%
AD / Fusion	845	20%	613	13%
Others	15	0%	48	1%

Total	4,304	100%	4,873	100%

53% (prior year: 71%) of the revenue was realised in Germany, 24% (prior year: 10%) in North America, 13% (prior year: 10%) in Asia and 10% (prior year: 9%) in other countries.

2.	Other operating income

The other operating income includes income from other periods of EUR 112 thousands (prior year: EUR 509 thousands). These are mainly credit notes for services received from prior years in the amount of EUR 69 thousands (prior year: EUR 83 thousands) and income from the reversal of provisions in the amount of EUR 26 thousands (prior year: EUR 426 thousands).

Income from currency translation amounts to EUR 48 thousands (prior year: EUR -2 thousands).

For further explanations we refer to Note 7 Extraordinary income.

3.	Personnel expenses

The item “social security and post-employment benefit costs” includes post-employment benefit expenses in the amount of EUR 98 thousands (prior year: EUR 146 thousands). These in particular relate to voluntary support services for employees as well as to a corporate pension scheme.

4.	Depreciation, amortisation, and impairments

Depreciation and amortization for the stub reporting period consists of scheduled amortization of intangible assets and depreciation of property, plant and equipment amounting to EUR 2.3 millions as well as of impairments of merchandise due to bankruptcy proceeding of EUR 72 thousands. In the prior year, depreciation and amortization included impairments of EUR 1.3 million on work in progress due to the bankruptcy proceedings opened on December 1, 2022 and the subsequent discontinuation of business activities as of January 31, 2023.

5.	Other operating expenses

The other operating expenses of EUR 22.1 millions (prior year: EUR 45,3 millions) relate to research and development costs of EUR 10.8 millions (prior year: EUR 24.9 millions), legal and consultancy fees of EUR 3.2 millions (prior year: EUR 4.0 millions), external services of EUR 1.9 million (prior year: EUR 1.2 million), occupancy cost of EUR 1.3 million (prior year: EUR 1.4 million) as well as license expenses of EUR 1.2 million (prior year: EUR 0.9 million).

In the course of the deviation from the going concern principle, extraordinary expenses of EUR 564 thousands (previous year EUR 8,509 thousands) were incurred. These related to legal costs due to the bankruptcy and for the previous year to additions to personnel provisions for severance payments and salary continuation payments without consideration, which did not legally arise until after the balance sheet date.

The other operating expenses include expenses from other periods of EUR 44 thousands (prior year: EUR 237 thousands).

The other operating expenses include expenses on currency translation of unchanged EUR 17 thousands.

6.	Net finance expense/income

Interest and similar expenses of EUR 8 thousands (prior year: EUR 7 thousands) relate to interest to affiliated companies.

The interest and similar expenses do not include any expenses from the compounding of interest (prior year: EUR 15 thousands).

7.	Extraordinary income

The item “other operating income” includes extraordinary income of EUR 3.8 millions for the comparative period, which was received from an indirect shareholder as reimbursement for personnel expenses incurred in connection with the software development of a LiDAR-based sensor system. These transactions are to be regarded as non-arm’s length in accordance with Sec. 285 no. 21 HGB, as only the expenses actually incurred were invoiced as part of the cost reimbursement.

8.	Deferred taxes

Deferred taxes are calculated in particular for temporary differences between the commercial and tax values of internally generated intangible assets, property, plant and equipment, inventories and other provisions. In addition to timing differences in accounting, tax loss carry forwards are considered.

Temporary differences and tax loss carry forwards that can be offset within the next five years are measured at the applicable tax rate for corporation tax, solidarity surcharge and trade tax totalling 32.28%.

An overall arising tax burden would be recognised as deferred tax liabilities in the balance sheet, a future tax refund as deferred tax asset. Overall, an excess in deferred tax assets arises, which is not capitalised on account of the Company’s loss situation.

E.	Other disclosures

1.	Shares in affiliated companies

On balance sheet date, the Company holds shares in affiliated companies in terms of Sec. 271 (1) HGB in the following companies (* disclosures prior year 2021):

Name	Shareholding	Currency	Equity*	Annual result*
Ibeo Automotive Eindhoven B.V., Eindhoven/Netherlands	100%	EUR thousands	940	365

Ibeo Automotive USA, Inc., Detroit/U.S.	100%	USD thousands	-222	-26

The investments have the following carrying amounts as of the balance sheet date:

Investment	2022 EUR thousands	2021 EUR thousands
Ibeo Automotive Eindhoven B.V., Eindhoven/Netherlands	20	20

Ibeo Automotive USA, Inc., Detroit/U.S.	0	0

2.	Information on business with related parties according to Sec. 285 no. 21 HGB

The transactions with the wholly owned subsidiaries (see above) are excluded from the scope of Sec. 285 no. 21 HGB, as they are included in the consolidated financial statements of the Company.

The remuneration of the Executive Board is not disclosed here with reference to Sec. 286 (4) of the German Commercial Code (HGB).

3.	Other financial commitments

The following financial commitments are disclosed as of the reporting date:

	Total EUR thousands	up to 1 year EUR thousands
Tenancy agreements	733	540
Vehicle lease	254	121
Bike lease	35	12

	1,022	673

These tenancy agreements and leases have terms that end between 2023 and 2025.

The share of the payment obligation after the end of the Company’s business activity on January 31, 2023 totals EUR 349 thousands, of which EUR 193 thousands is attributable to tenancy agreements and EUR 156 thousands to vehicle and bike leases.

The purchase commitments from existing orders with suppliers, which are mainly attributable to the research and development activities, amounted to EUR 7.8 millions (prior year: EUR 9.7 millions) as of balance sheet date.

4.	Personnel

Within the stub reporting period, the Company had an average of 441 employees (prior year: 423), of which 336 (prior year: 329) on average worked in development and 105 (prior year: 94) in administration, marketing and sales.

5.	Management

Dr Ulrich Lages, Hamburg/Germany, was a member of the executive board in the stub reporting period from January 1 to November 30, 2022.

On January 31, 2022, Dr Stefan Gros, Valley, as well as Christophe Minster, Villennes-Sur-Seine/France, were appointed as further executive directors. Dr Stefan Gros was dismissed on June 30, 2022. The respective entries into the commercial register were made on October 27, 2022. Christoph Minster retired from his position as executive director on December 31, 2022.

6.	Fees paid to the auditors of the financial statements

The auditor’s fee recognized as an expense in accordance with Sec. 285 No. 17 HGB for the stub reporting period from January 1 to November 30, 2022 of Ibeo Automative GmbH i.l. totals EUR 117 thousands (previous year: EUR 954 thousands) and relates exclusively to audit services. The prior-year figure includes a partial amount of EUR 743 thousands for a voluntary audit of the consolidated financial statements in accordance with US GAAP for the 2019 and 2020 financial years.

7.	Consolidated financial statements

As parent, the Company prepares consolidated financial statements for the largest and smallest group of consolidated entities. The consolidated financial statements are published within the Federal Gazette.

8.	Subsequent events

Under a purchase agreement dated December 1, 2022, MicroVision GmbH, Nuremberg/Germany, entered into a purchase agreement with the Company for the acquisition of certain assets, contracts and employees for a total purchase price of EUR 15.0 million. The purchase agreement provided for an economic effect as of December 1, 2022. The effectiveness of the purchase agreement was subject to the condition precedent of approval by the German Federal Ministry of Economics and Climate Protection, which was granted on January 13, 2023. The purchase agreement was closed on January 31, 2023 with retroactive economic effect as of December 1, 2022.

For further explanations, please refer to section B. “Waiver of Going-concern assumption”.

There were no other events of special significance after the end of the financial year that would have to be reported here.

Movements in fixed assets of

Ibeo Automotive Systems GmbH i.l., Hamburg/Germany,

for the stub reporting period from January 1 to November 30, 2022

		Acquisition / production cost				Accumulated depreciation, amortisation and impairments				Book values
	Jan. 1, 2022	Additions	Disposals	Reclassifications	Nov. 30, 2022	Jan. 1, 2022	Additions	Disposals	Nov. 30, 2022	Nov. 30, 2022	Dec. 31, 2021
	EUR	EUR	EUR		EUR	EUR	EUR	EUR	EUR	EUR	EUR
I. Intangible fixed assets
1. Internally generated industrial rights and similar rights and assets	42,408,519.67	0.00	42,408,519.67	0.00	0.00	42,408,519.67	0.00	42,408,519.67	0.00	0.00	0.00
2. Purchased industrial rights and similar rights and assets	4,389,990.38	300,643.04	0.00	-1,703.00	4,688,930.42	2,521,923.38	897,891.01	0.00	3,419,814.39	1,269,116.03	1,868,067.00
3. Prepayments made	6,650,000.00	0.00	0.00	0.00	6,650,000.00	6,650,000.00	0.00	0.00	6,650,000.00	0.00	0.00

	53,448,510.05	300,643.04	42,408,519.67	-1,703.00	11,338,930.42	51,580,443.05	897,891.01	42,408,519.67	10,069,814.39	1,269,116.03	1,868,067.00

II. Property, plant and equipment
1. Technical equipment and machinery	1,412,747.56	0.00	0.00	0.00	1,412,747.56	640,953.56	222,778.38	0.00	863,731.94	549,015.62	771,794.00
2. Other equipment, operating and office equipment	8,878,399.52	598,555.88	268,986.26	1,703.00	9,209,672.14	6,108,436.29	1,183,484.27	266,774.26	7,025,146.30	2,184,525.84	2,769,963.23

	10,291,147.08	598,555.88	268,986.26	1,703.00	10,622,419.70	6,749,389.85	1,406,262.65	266,774.26	7,888,878.24	2,733,541.46	3,541,757.23

III. Long-term financial assets
1. Shares in affiliated companies	37,807.85	0.00	0.00	0.00	37,807.85	17,807.85	0.00	0.00	17,807.85	20,000.00	20,000.00
2. Loans to affiliated companies	250,000.00	0.00	0.00	0.00	250,000.00	250,000.00	0.00	0.00	250,000.00	0.00	0.00

	287,807.85	0.00	0.00	0.00	287,807.85	267,807.85	0.00	0.00	267,807.85	20,000.00	20,000.00

	64,027,464.98	899,198.92	42,677,505.93	0.00	22,249,157.97	58,597,640.75	2,304,153.66	42,675,293.93	18,226,500.48	4,022,657.49	5,429,824.23

F.	Reconciliation to Generally Accepted Accounting Principles in the United States of America

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in Germany (“German GAAP”), which differ in certain material respects from generally accepted accounting principles in the United States of America (“US GAAP”). Such differences involve accounting principles, practices and methods used in preparing the financial statements. The principal differences between German GAAP and US GAAP, which affect the net loss and shareholders’ deficit of the Company, are quantified, and described below:

Reconciliation of shareholders’ deficit before liquidation and net liabilities in liquidation (German GAAP to US GAAP)

(all amounts in Euros)

	Note	As of Dec 31, 2021	As of Nov 30, 2022
Shareholders’ deficit reported under German GAAP		-86,746,922.05	-141,683,110.08
Reversal of bankruptcy accounting under German GAAP	1	9,844,943.77	3,231,356.35
Contracts with customers	2	-3,001,792.89	-1,782,178.72
Deferred taxes	8	0.00	-49,374.00
Other	9	-75,099.96	-66,257.97
Shareholders’ deficit reported under US GAAP		-79,978,871.13	-140,349,564.41
Liquidation basis of accounting	10		11,880,231.59
Net liabilities in liquidation			-128,469,332.83

Reconciliation of net loss (German GAAP to US GAAP)

(all amounts in Euros)

	Note	Year Ended Dec 31, 2021	Eleven Months Ended Nov 30, 2022
Net loss reported under German GAAP		-123,774,017.95	-54,936,188.03
Reversal of bankruptcy accounting under German GAAP	1	9,844,943.77	-1,359,077.42
Contracts with customers	2	-2,310,079.06	-4,034,895.83
Convertible Loans	3	-145,697,149.00	0.00
Provision for retention bonus	4	-197,553.46	0.00
Cost reimbursements from shareholder	5	-3,813,950.00	0.00
Reversal of impairment on internally-generated intangible assets	6	42,526,527.92	0.00
Incremental costs of capital increase	7	768,485.84	0.00
Deferred taxes	8	0.00	-49,374.00
Other	9	29,077.66	8,824.02
Net loss reported under US GAAP		-222,623,714.27	-60,370,711.26

Reconciliation of cash flows (German GAAP to US GAAP) (all amounts in Euros)

Since there is no legal requirement in Germany for a mid-sized company according to Sec. 267 (2) German Commercial Code that does not meet the requirements of a capital market-oriented corporation (as defined in Sec. 264d German Commercial Code) to prepare and present a statement of cash flows, a statement of cash flows is not included in the Company’s German GAAP financial statements.

Nonetheless, there are differences in the classification of items in a statement of cash flows between German GAAP and US GAAP. These classification differences between operating, investing, and financing activities are illustrated in the reconciliation below:

	Note	Year Ended Dec 31, 2021	Eleven Months Ended Nov 30, 2022
Net cash used in operating activities German GAAP		-60,243,207.21	-34,981,852.06
Cost reimbursements from shareholder	5	-3,813,950.00	0.00
Incremental costs of capital increase	7	768,485.84	0.00
Presentation of interest	11	-1,389,320.43	-2,958,104.36
Net cash used in operating activities under US GAAP		-64,677,991.80	-37,939,956.42

	Note	Year Ended Dec 31, 2021	Eleven Months Ended Nov 30, 2022
Net cash used in investing activities under German GAAP		-1,377,344.80	-888,683.30
Presentation of interest	11	-7,033.50	-8,303.62
Net cash used in investing activities under US GAAP		-1,384,378.30	-896,986.92

	Note	Year Ended Dec 31, 2021	Eleven Months Ended Nov 30, 2022
Net cash from financing activities under German GAAP		59,654,195.57	37,033,592.02
Cost reimbursements from shareholder	5	3,813,950.00	0.00
Incremental costs of capital increase	7	-768,485.84	0.00
Presentation of interest	11	1,396,353.93	2,966,407.98
Net cash from financing activities under US GAAP		64,096,013.66	40,000,000.00

Notes to reconciliation of German GAAP to US GAAP

1.	Reversal of bankruptcy accounting under German GAAP

On September 28, 2022, Ibeo initiated preliminary bankruptcy proceedings. The court opened bankruptcy proceedings on December 1, 2022. According to German accounting regulations, the Company must comply with the requirements for bankruptcy accounting if the going concern condition is no longer met. These requirements are to be applied retrospectively to all financial statements to be published from the date on which the going concern assumption is no longer met. This date is September 28, 2022, the date on which Ibeo filed for preliminary bankruptcy; in this respect, under the German Commercial Code, the financial statements as of December 31, 2021 already had to be prepared under this assumption, as these have not yet been published before. In applying the bankruptcy accounting rules under German GAAP, liabilities are recognized that may result from the discontinuation of operations. In addition, assets are impaired to their net realizable value. Further, a provision for onerous contracts has been recognized. The reconciling item reverses all effects from the application of bankruptcy accounting under German GAAP for both years.

2.	Contracts with customers

Under German GAAP, revenue is recognized when the goods or services have been delivered or rendered and the risks and rewards of ownership have been transferred. US GAAP requires the Company to identify the performance obligations for each contract within the scope of ASC 606. The transaction price must be allocated to each performance obligation based on stand-alone selling prices. Revenue for a performance obligation is recognized in accordance with the transfer of control to the customer, either at a point in time or over a period of time. US GAAP requires the recognition of contract assets and contract liabilities. Contract assets consist of unbilled revenue that arises when revenue is recognized in advance of invoicing for certain application-specific customer solutions contracts. Contract liabilities consist of prepayments received from customers in advance of revenue recognition.

Under German GAAP the Company recognizes revenues for certain engineering services, which consist primarily of product development and validation, at a point in time when the contract is completed. Until completion, costs incurred are capitalized and accounted for as inventories. Under US GAAP, revenue for the respective services is recognized over time, with the customer receiving and consuming the benefits of the services provided concurrently. Under these arrangements, revenue is recognized over the period in which the services are performed, upon transfer of control, using the percentage-of-completion method of measuring the stage of completion based on the costs incurred to date relative to the total expected costs (cost-to-cost) as the services are performed.

3.	Convertible Loans

The Company has issued two Convertible loans in financial year 2021. Convertible loan I with a notional amount of EUR 5 million was converted to equity in 2021. Convertible loan II with a notional amount of EUR 6 million was not converted into equity as of November 30, 2022.

Under German GAAP, both convertible loans have been recognized at issuance date with their notional amounts. Convertible loan I was converted to equity with the notional amount of EUR 5 million plus the accrued interest.

Under US GAAP, the conversion feature included in the Convertible loan agreements (“CLA”) have been classified as derivatives and recorded in equity in 2021. For CLA I, a loss on settlement amounting to EUR 1.6 million has been recognized in profit and loss in 2021. For CLA II, a loss on modification has been recognized in profit and loss amounting to EUR 144 million in financial year 2021.

4.	Provision for retention bonus

The Company granted its employees a retention bonus and recognized a provision under German GAAP at December 31, 2020. Under US GAAP, the provision considers forfeitures of benefits, while German GAAP does not. Due to the settlement of the bonus the difference in the provision between German GAAP and US GAAP was eliminated as of December 31, 2021.

5.	Cost reimbursements from shareholder

The Company received cost reimbursement payments from one of its shareholders. While these payments are recorded as other operating income under German GAAP, they are recorded as equity transactions under US GAAP as the shareholder acted in its capacity as a shareholder.

6.	Reversal of impairment on internally-generated intangible assets

Under German GAAP, internally generated non-current intangible assets may be recognized, at the Company’s option, if certain criteria are met. Ibeo has capitalized development costs under German GAAP until December 31, 2020 as they fulfil the relevant criteria and the Company had exercised the option to recognize internally-generated intangible assets. In financial year 2021, all development costs capitalized until December 31, 2020 had been impaired under German GAAP. This impairment expense was reversed under US GAAP, as respective development costs have not qualified for capitalization under US GAAP and have therefore already been recognized as development expenses in prior periods under US GAAP.

7.	Incremental costs of capital increase

As a result of the entry of a new shareholder, various costs were incurred which, in accordance with ASC 340, are incremental and directly attributable to the equity transaction. Under US GAAP, these costs are recorded as a reduction of the proceeds received (as a reduction of additional paid-in capital), whereas under German GAAP they are recorded in the income statement.

8.	Tax related impact of US GAAP adjustments

Taking into account the German tax regulations and the valuation rules for deferred taxes under US GAAP, deferred tax liabilities of EUR 49 thousands resulting from the US GAAP adjustments are to be recognized as of November 30, 2022.

9.	Other

This reconciling item contains several individually minor amounts with respect to differences between German GAAP and US GAAP relating to lease accounting, the recognition of credit losses and the accounting treatment of transaction costs related to debt.

10.	Liquidation basis of accounting

Liquidation of Ibeo became imminent on November 28, 2022, when the preliminary creditors committee approved the contract with MicroVision and the insolvency administrator submitted its expert opinion on Ibeo’s going concern prognosis to the court. The Company uses a convenience date and applied liquidation basis of accounting as of November 30, 2022.

Under liquidation basis of accounting all assets that are expected to be sold, including intangible assets that have not been recorded before the application of liquidation basis of accounting, are recognized. These assets are measured at the estimated amount of cash or other consideration that will be received upon settlement or disposal. Expected costs and income to be incurred or reimbursed are deferred until the liquidation is completed. Effects arising from the liquidation basis of accounting are not recognized in net loss.

Assets that have been identified and that have not been recorded before the application of liquidation basis of accounting mainly include a reference and a perception software which have been identified as intangible assets in the course of the acquisition of Ibeo’s assets. Fixed assets and inventory have been recognized at their fair values as of November 30, 2022. Further, expected costs until the liquidation is completed have been accrued under liquidation accounting as of November 30, 2022 (e.g. custodian and legal advisor costs). The total adjustment gives rise to the Net Liabilities in Liquidation.

11.	Presentation of interest

Under German GAAP, interest paid is included in cash flows from financing activities. Interest received is included in cash flows from investing activities.

Under US GAAP, both interest paid and interest received are included in cash flows from operating activities.

Hamburg/Germany, April 18, 2023

Ibeo Automotive Systems GmbH i.l.

Dr Ulrich Lages

Executive Director